                                                                    Exhibit 10.7

                    MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE

                        Effective Date: December 3, 1999
                 (the date set forth below Landlord's signature)

                             BASIC LEASE INFORMATION

Landlord:                          CATELLUS DEVELOPMENT CORPORATION,
                                   a Delaware corporation

Landlord's Address For             201 Mission Street
  Notice:                          San Francisco, California 94105
                                   Attn: Asset Management
                                   Telephone: (415) 974-4500
                                   Fax: (415) 974-4687

Landlord's Address                 File #1918
  For Payment of Rent:             P.O. Box 61000
                                   San Francisco, California 94161-1918

Tenant:                            DICON FIBEROPTICS, INC., a California corporation

Tenant's Address                   Dicon Fiberoptics, Inc.
  For Notice:                      1331 Eighth Street
                                   Berkeley, California 94710
                                   Attn: Gina Liang
                                   Telephone: (510) 528-0427
                                   Fax: (51) 528-1519

Project:                           Regatta Business Park

Building:                          Building IB, consisting of approximately 88,845 rentable square feet

Premises:                          Approximately 50,885 rentable square feet as shown in Exhibit A.

Parking:                           3.25 unreserved spaces per each 1,000 rentable square feet of the
                                   Premises

Premises Address:                  914 Marina Way South
  Street:                          [ADDRESS SUBJECT TO CHANGE BY CITY OF RICHMOND]
  City and State:                  Richmond, California

Term:                              Sixty (60) months

Estimated Commencement             March 1, 2000
  Date:


Base Rent:                         Months           Monthly Base Rent
                                   ------           -----------------
                                    1-12               $53,429.25
                                   13-24               $55,032.13
                                   25-36               $56,683.09
                                   37-48               $58,383.58
                                   49-60               $60,135.09

Tenant's Share:                    57.27%

Security Deposit:                  $60,135.09

Broker:                            Landlord's Broker:  Colliers International
                                   Tenant's Broker:    Colliers International

Lease Year:                        Shall refer to each twelve month period during the Term commencing on the Commencement Date.

Permitted Uses                     Manufacturing, testing and assembly of fiberoptic equipment and products, general office and other related activities and no other uses shall be permitted without the prior written consent of Landlord in its sole and absolute discretion.

Options:                           Tenant has one (1) five (5) year option to extend the Term.

ADDENDUM

EXHIBITS

A      Premises
B      Work Letter
C      Commencement Date Memorandum
D      [INTENTIONALLY LEFT BLANK]
E      Prohibited Uses
P      Rules and Regulations
G      Requirements for Improvements or Alterations by Tenant
H      Estoppel Certificate

      The Basic Lease Information set forth above and the Addendum and Exhibits attached hereto are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.

      LANDLORD (_______)    AND TENANT    (_______) AGREE.
                initial                    initial


                                      (ii)

                               TABLE OE CONTENTS

                                                                                 PAGE
                                                                                 ----
l.   PREMISES ................................................................    1
     1.1   Premises ..........................................................    1
     1.2   Common Area  ......................................................    1
     1.3   Reserved Rights ...................................................    1
     1.4   Condition of the Premises .........................................    1

2.   TERM ....................................................................    1
     2.1   Commencement Date .................................................    1
     2.2   Possession ........................................................    2
     2.3   Early Entry .......................................................    2

3.   RENT ....................................................................    2
     3.1   Rent ..............................................................    2
     3.2   Late Charge and Interest ..........................................    3
     3.3   Security Deposit ..................................................    3

4.   UTILITIES ...............................................................    3

5.   TAXES ...................................................................    3
     5.1   Real Property Taxes ...............................................    3
     5.2   Definition of Real Property Taxes .................................    4
     5.3   Personal Property Taxes ...........................................    4
     5.4   Enterprise Zone ...................................................    4

6.   OPERATING EXPENSES ......................................................    4
     6.1   Operating Expenses ................................................    4
     6.2   Definition of Operating Expenses ..................................    4

7.   ESTIMATED EXPENSES ......................................................    5
     7.1   Payment ...........................................................    5
     7.2   Adjustment ........................................................    5

8.   INSURANCE ...............................................................    5
     8.1   Landlord ..........................................................    5
     8.2   Tenant ............................................................    6
     8.3   General ...........................................................    6
     8.4   Indemnity .........................................................    7
     8.5   Exemption of Landlord from Liability ..............................    7
     8.6   Landlord's Indemnity ..............................................    7

9.   REPAIRS AND MAINTENANCE .................................................    8
     9.1   Tenant ............................................................    8
     9.2   Landlord ..........................................................    8

10.  ALTERATIONS .............................................................    9
     10.1  Trade Fixtures; Alterations .......................................    9
     10.2  Damage; Removal ...................................................    9
     10.3  Liens..............................................................    9
     10.4  Standard of Work ..................................................    9

11.  USE .....................................................................   10

12.  ENVIRONMENTAL MATTERS ...................................................   10
     12.1  Hazardous Materials ...............................................   10
     12.2  Indemnification ...................................................   11

13.  DAMAGE AND DESTRUCTION ..................................................   11
     13.1  Casualty ..........................................................   11


                                     (iii)

                                                                                 PAGE
                                                                                 ----
     13.2  Tenant's Fault ....................................................   12
     13.3  Uninsured Casualty ................................................   13
     13.4  Waiver ............................................................   13

14.  EMINENT DOMAIN ..........................................................   13
     14.1  Total Condemnation ................................................   13
     14.2  Partial Condemnation ..............................................   13
     14.3  Award..............................................................   13
     14.4  Temporary Condemnation ............................................   13

15.  DEFAULT .................................................................   14
     15.1  Events of Defaults ................................................   14
     15.2  Remedies ..........................................................   14
     15.3  Cumulative ........................................................   15

16.  ASSIGNMENT AND SUBLETTING ...............................................   15
     16.1  Landlord's Consent ................................................   15
     16.2  Permitted Assignments and Subleases ...............................   16
     16.3  Assign to Joint Venture ...........................................   16

17.  ESTOPPEL, ATTORNMENT AND SUBORDINATION ..................................   17
     17.1  Estoppel ..........................................................   17
     17.2  Subordination .....................................................   17
     17.3  Attornment ........................................................   17

18.  [INTENTIONALLY DELETED] .................................................   17

19.  MISCELLANEOUS ...........................................................   17
     19.1  General ...........................................................   17
     19.2  Signs .............................................................   18
     19.3  Waiver ............................................................   18
     19.4  Financial Statements ..............................................   19
     19.5  Limitation of Liability ...........................................   19
     19.6  Notices ...........................................................   19
     19.7  Brokerage Commission ..............................................   19
     19.8  Authorization .....................................................   19
     19.9  Holding Over; Surrender ...........................................   19
     19.10 Joint and Several .................................................   20
     19.11 Covenants and Conditions ..........................................   20
     19.12 Auctions ..........................................................   20
     19.13 Consents ..........................................................   20
     19.14 Force Majeure .....................................................   20
     19.15 Mortgagee Protection ..............................................   20
     19.16 Guarantors ........................................................   21
     19.17 Hazardous Substance Disclosure ....................................   21
     19.18 Year 2000 Compliance ..............................................   21
     19.19 Parking ...........................................................   21
     19.20 Addenda ...........................................................   21


                                      (iv)

1.    PREMISES

      1.1 Premises. Landlord hereby leases to Tenant the Premises as shown on Exhibit A attached hereto, but excluding the Common Area (defined below) and any other portion of the Project. Tenant has determined that the Premises are acceptable for Tenant's use and Tenant acknowledges that, except as set forth in the Work Letter, if any, neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose. By taking possession of the Premises, Tenant accepts the Premises "AS-IS" and waives all claims of defect in the Premises, except as set forth in the Work Letter.

      1.2 Common Area. Tenant may, subject to rules made by Landlord, use the following areas ("Common Area") in common with Landlord and other tenants of the
Project: refuse facilities, landscaped areas, driveways necessary for access to the Premises, parking spaces and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project.

      1.3 Reserved Rights. Landlord reserves the right to enter the Premises for any reason upon reasonable notice to Tenant (or without notice in case of an emergency) and/or to undertake the following all without abatement of rent or liability to Tenant (provided, however, that in exercising Landlord's rights under this sentence Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises): inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required or permitted hereunder; change boundary lines of the Common Areas; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Common Area or the Building; grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions ("CC&Rs") affecting the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant's use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Project; affix reasonable signs and displays; and, during the last nine (9) months of the Term, place signs for the rental of, and show the Premises to prospective tenants.

      1.4 Condition of the Premises. Landlord shall, at its sole cost and expense, be responsible for the Premises' compliance with any law, ordinance, regulation or code (collectively, "Laws") applicable to any condition of the Premises existing as of the Commencement Date, irrespective of the time when the Premises' non-compliance is discovered, cited or brought to the attention of Landlord by Tenant or a third party; provided, however, Landlord shall not be required to make any improvements or alterations to the Premises (or any portion thereof) to bring the Premises (or any portion thereof) in compliance with any Law (i) which are required as a result of the specific business being conducted by Tenant on or at the Premises or a change of use of the Premises, (ii) which are made by or at the request of Tenant, including, without limitation, the Tenant Improvements, or (iii) which are required in order for the Premises (or any portion thereof) to comply with the Americans with Disabilities Act (42 U.S.C. 12101 et seq.) ("ADA"), as amended or recodified from time-to-time, as a result of Tenant's status as an employer of employees or as a result of the Tenant Improvements requested by Tenant. Tenant shall, at its sole cost and expense, be responsible for the compliance with all Laws for improvements to the Premises (a) which are required as a result of the specific business being conducted by Tenant on or at the Premises, or a change of use of the Premises,
(b) made by or at the direction of Tenant, including, without limitation, the Tenant Improvements, and (c) which are required in order for the Premises (or any portion thereof) to comply with the ADA as a result of Tenant's status as an employer of employees or as a result of the Tenant Improvements requested by Tenant.

2.    TERM

      2.1 Commencement Date. The Term of the Lease shall commence ("Commencement Date") on the first day of the first full month following the date on which Landlord delivers to Tenant the Premises Substantially Complete (as hereinafter defined) except that if Landlord delivers the Premises to Tenant on the first day of a month, that date shall be the Commencement Date, and the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein. The Premises shall be deemed to be "Substantially Complete" on the earliest of the date on which: (1) Landlord files or causes to be fled with the City in which the Premises are located (if required) and delivers to Tenant an architect's notice of substantial completion, or similar written notice that the Premises are substantially complete or (2) Tenant commences business operations in the Premises. Landlord shall arrange for the construction of certain Tenant Improvements (as defined in the Work Letter), if any, in accordance with and subject to the terms of the Work Letter attached hereto as Exhibit B. Tenant shall, upon demand after delivery of the Premises to Tenant, execute and deliver to Landlord a Commencement Date Memorandum in the form attached hereto as Exhibit C acknowledging (i) the Commencement Date, (ii) the final square footage of the Premises and (iii) Tenant's acceptance of the Premises. If the Premises are not Substantially Complete on the Estimated Commencement Date as extended by Force Majeure events and Tenant Delays (as defined in the Lease or Work Letter, if any), this Lease shall remain in effect, Landlord shall not be subject to any liability, and the Commencement Date shall be delayed until the date the Premises are Substantially Complete.

      2.2 Possession. Tenant's possession of the Premises during the period of time, if any, from the date on which Landlord delivers possession of the Premises to Tenant Substantially Complete (the "Possession Date") to the Commencement Date, shall be subject to all the provisions of this Lease and shall not advance the expiration date. Rent shall be paid for such period at the rate stated in the Basic Lease Information, prorated on the basis of a thirty
(30) day month, and shall be due and payable to Landlord on or before the Commencement Date. Tenant shall upon demand acknowledge in writing the Possession Date in the form attached hereto as Exhibit C.

      2.3   Early Entry. Notwithstanding anything to the contrary contained in
Section 2.2 above, or elsewhere in this Lease, Tenant shall have the right to enter the Premises no earlier than forty-five (45) days prior to the Commencement Date to install phone systems, furniture, fixtures and equipment, etc. and such early entry for such purposes shall not constitute occupancy for operation of Tenant's business and shall not trigger the Commencement Date. Tenant agrees (i) any such early entry by Tenant shall be at Tenant's sole risk;
(ii) Tenant shall not interfere with Landlord or Landlord's contractors completing work within the Premises (such interference to be determined in the exercise of Landlord's sole discretion) or cause any labor difficulties; Tenant, together with its employees, agents and independent contractors will be subject to and will work under the direction of Landlord's contractor, (iii) Tenant shall comply with and be bound by all provisions of this Lease during the period of any such early entry except for the payment of Rent, (iv) prior to entry upon the Premises by Tenant, Tenant agrees to pay for and provide to Landlord certificates evidencing the existence and amounts of liability insurance carried by Tenant, which coverage must comply with the provisions of this Lease relating to insurance, (v) Tenant and its agent and contractors agree to comply with all applicable laws, regulations, permits and other approvals required to perform its work during the early entry on the Premises, and (vi) except in cases of Landlord's gross negligence or willful acts, Tenant agrees to indemnify, protect, defend and save Landlord and the Premises harmless from and against any and all liens, liabilities, losses, damages, costs, expenses, demands, actions, causes of action and claims (including, without limitation, attorneys' fees and legal costs) arising out of the early entry, use, construction, or occupancy of the Premises by Tenant or its agents, employees or contractors.

3.    RENT

      3.1 Rent. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent designated in the Basic Lease Information, or at such other address as Landlord may from time to time designate in writing to Tenant for the payment of Rent, the Base Rent, without notice, demand, offset or deduction, in advance, on the first day of each calendar month. Landlord shall have no obligation to notify Tenant of any increase in Rent and Tenant's obligation to pay all Rent (and any increases) when due shall not be modified or altered by such lack of notice from Landlord. It is intended that this Lease be a "triple net lease," and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable, except as otherwise expressly provided in this Lease. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder ("Additional Rent"), whether or not such sums are designated Additional Rent and, together with the Base Rent, shall be due and payable to Landlord commencing on the Possession Date. The term "Rent" means the Base Rent and all Additional Rent payable hereunder.

      3.2 Late Charge and Interest. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) days after such amount is due, Tenant shall pay a late charge of ten percent (10%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord. In addition, all such delinquent amounts shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or (b) five percent (5%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California) ("Bank") as its "Reference Rate". If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then the Rent shall automatically become due and payable quarterly in advance.

      3.3 Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit. The Security Deposit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Landlord's own funds. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed covenants and/or obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Base Rent per month. Upon any increase in Base Rent, Landlord may require the Security Deposit to be increased by the amount of the increase in Base Rent per month. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit. Should the Permitted Use be amended (in Landlord's sole and absolute discretion) to accommodate a change in the business of Tenant or to accommodate a subtenant or assignee approved by Landlord, Landlord shall have the right to increase the Security Deposit to the extent necessary, in Landlord's reasonable judgment, to account for any increased risk to the Premises or increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Tenant occurs during this Lease and following such change the financial condition of Tenant is, in Landlord's reasonable judgment, reduced, Tenant shall deposit such additional monies with Landlord as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition.

4. UTILITIES. Tenant shall pay all charges for heat, water, gas, electricity, telephone and any other utilities used on or provided to the Premises. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement; provided, however, if as a result of Landlord's negligence or willful misconduct there exists an interruption of essential utilities or building services, such as electricity, telephone/telecommunication service, fire protection or water such that the Premises (or a material portion thereof) are unfit for occupancy and not occupied by Tenant for its ordinary business operations during any five (5) consecutive business days following written notice to Landlord of such interruption in services, then Tenant's Base Rent shall thereafter be abated until the Premises are again usable by Tenant in proportion to the extent to which Tenant's use of the Premises is interfered with. The foregoing provision regarding interruption of utility services shall not apply in case of damage to, or destruction of, the Premises, which shall be governed by Section 13 of this Lease. In the event the Premises is not separately metered, Tenant shall have the option, subject to Landlord's prior written consent and the terms of this Lease, to cause the Premises to be separately metered at Tenant's cost and expense. If Tenant does not elect to cause the Premises to be separately metered, Tenant shall pay a reasonable proration of utilities, as determined by Landlord.

5.    TAXES

      5.1 Real Property Taxes. Tenant shall pay to Landlord Tenant's Share of the Real Property Taxes for each full or partial calendar year during the Lease Term; provided, however, that Landlord shall reimburse Tenant for any refund of Real Property Taxes received by Landlord for Real Property Taxes paid by Tenant during the Term of the Lease.

      5.2 Definition of Real Property Taxes. "Real Property Taxes" shall be the sum of the following: all real property taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with any and all costs and expenses (including, without limitation, attorneys, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Real Property Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes shall survive the expiration or early termination of this Lease. In no event shall Tenant or any Tenant Party (as defined in Section 12.1) be entitled to file any property tax assessment appeal. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord, nor shall Tenant be obligated to pay for any increase in Real Property Taxes resulting solely from the reassessment of the Project caused by the installation of any additional improvements on or to the Project after the Commencement Date that are made expressly for the benefit of other tenants of the Project and do not benefit the Project as a whole or the Common Areas. Real Property Taxes for partial years, if any, falling within the Term shall be prorated. Tenant's obligations for Real Property Taxes for the last full and/or partial year(s) of the Term shall survive the expiration or early termination of the Lease.

      5.3 Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on, the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

      5.4 Enterprise Zone. To the extent that an "enterprise zone" is created with respect to the Project (and Landlord shall have no obligations to effect the creation of such enterprise zone), Landlord shall not have any rights with respect to any tax credits resulting therefrom.

6.    OPERATING EXPENSES

      6.1 Operating Expenses. Tenant shall pay to Landlord Tenant's Share of the Operating Expenses for each full or partial calendar year during the Lease Term.

      6.2 Definition of Operating Expenses. "Operating Expenses" means the total costs and expenses incurred by Landlord in the ownership, operation, maintenance, repair and management of the Project, the Common Area and the Building, including, but not limited to, (a) repair, maintenance, utility costs and landscaping of the Common Area, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including sweeping, striping and slurry coating), common driveways, outdoor lighting, walkways, landscaping, and other costs which are allocable to the Project or the real property of which the Premises are a part including any costs under the terms of any CC&Rs affecting the real property, (b) non-structural repairs to and maintenance of the roof (and roof membrane), skylights and exterior walls of the Premises (including painting); (c) insurance deductibles and the costs relating to the insurance maintained by Landlord with respect to the Project, including, without limitation, Landlord's cost of any self insurance deductible or retention; (d) maintenance contracts for, and the repair and replacement of, the heating, ventilation and air-conditioning (HVAC) systems and elevators, if any, and maintenance, repair, replacement, monitoring and operation of the fire/life safety system; (e) trash collection; (f) capital improvements made to or capital assets acquired for the Project after the Commencement Date that are intended to reduce Operating Expenses (to the extent of the savings reasonably estimated by Landlord to result therefrom) or are reasonably necessary for the health and safety of the occupants of the Project or are required under any governmental law or regulation, which capital costs, or an allocable portion thereof, shall be amortized over the useful life of the applicable capital improvement or capital asset, together with interest on the unamortized balance at the Applicable Interest Rate; and (g) any other costs incurred by Landlord related to the Project as a whole. Operating Expenses shall also include all actual costs and fees incurred by Landlord in connection with the management of this Lease and the Premises including the cost of those services which are customarily performed by a property management services company (in an amount equal to three percent [3%] of Rent), whether performed internally or through an outside management company. Operating Expenses shall not include (i) replacement of or structural repairs to the roof or the exterior walls; (ii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties;
(iii) alterations and repairs solely attributable to tenants of the Project other than Tenant; or (iv) marketing expenses.

7.    ESTIMATED EXPENSES

      7.1 Payment. "Estimated Expenses" for any particular year shall mean Landlord's estimate of Operating Expenses and Real Property Taxes for a calendar year. Tenant shall pay Tenant's Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time Landlord determines that Operating Expenses and Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Share of the revised Estimated Expenses for such year.

      7.2 Adjustment. "Operating Expenses and Real Property Taxes Adjustment" (or "Adjustment") shall mean the difference between Tenant's Share of Estimated Expenses and Tenant's Share of Operating Expenses and Real Property Taxes for any calendar year. After the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant's Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment. If Tenant's payments are less than Tenant's Share, then Tenant shall pay the difference within twenty (20) days after receipt of such statement. Tenant's obligation to pay such amount shall survive the expiration or termination of this Lease. If Tenant's payments exceed Tenant's Share, then (provided that Tenant is not in default), Landlord shall credit such excess amount to future installments of Tenant's Share for the next calendar year. If Tenant is in default, Landlord may, but shall not be required to, credit such amount to Rent arrearages. Within 45 days after Tenant's receipt of Landlord's statement, Tenant, at Tenant's expense, may audit the tax and expense records for the Project, the Common Area and the Building upon reasonable prior notice to Landlord during normal business hours. If such audit is by a certified public accountant reasonably acceptable to Landlord then (i) if such audit discloses that Tenant has overpaid either Real Property Taxes or Operating Expenses, Landlord will reimburse Tenant for any such excess Operating Expenses or Real Property Taxes paid by Tenant, and (ii) if such audit discloses that such overpayment was more than five percent, Landlord will reimburse Tenant for the actual reasonable cost of the audit. If during any calendar year the Building is not at least 95% occupied, Operating Expenses for such year shall be calculated based on a 95% occupancy rate for the Building.

8.    INSURANCE

      8.1 Landlord. Landlord shall maintain insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord, together with rental abatement insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve
(12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord's cost of any self insurance deductible or retention.

      8.2 Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance:

            8.2.1 Commercial General Liability Insurance (Occurrence Form). A policy of commercial general liability insurance (occurrence form) having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate per location if Tenant has multiple locations, providing coverage for, among other things, blanket contractual liability, premises, products/completed operations with an "Additional Insured-Managers or Lessors of Premises Endorsement" and containing the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire, and personal and advertising injury coverage, with deletion of (a) the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable, and (b) the exclusion for explosion, collapse or underground hazard, if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit, and provided that the policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease;

            8.2.2 Automobile Liability Insurance. Business automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;

            8.2.3 Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000); and

            8.2.4 Property Insurance. "All-risk" property insurance including boiler and machinery comprehensive form, if applicable, covering damage to or loss of any of Tenant's personal property, fixtures, equipment and alterations, including electronic data processing equipment (collectively "Tenant's Property") (and coverage for the full replacement cost thereof including business interruption of Tenant), together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises; and

            8.2.5 Business Interruption. Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all peril commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

      8.3   General

            8.3.1 Insurance Companies. Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a "General Policyholders Rating" of at least "A - VIII" (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Guide."

            8.3.2 Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in a form acceptable to Landlord in its reasonable discretion, no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after sixty (60) days prior written notice to the parties named as additional insureds in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs suffered or incurred by Landlord (including litigation costs and attorneys' fees and expenses) resulting from said failure.

            8.3.3 Additional Insureds. Landlord, Landlord's lender, if any, and any property management company of Landlord for the Premises shall be named as additional insureds on a form approved by Landlord under all of the policies required by Section 8.2.1. The policies required under Section 8.2.1 shall provide for severability of interest.

            8.3.4 Primary Coverage. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease.

            8.3.5 Waiver of Subrogation. Landlord and Tenant each waive any right to recover against the other party for claims for damages to that party's property arising from any risk covered by the insurance that party is required to maintain under Section 8 above. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverages obtained by Tenant and Landlord pursuant to this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance.

            8.3.6 Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after Tenant obtains knowledge of the occurrence of any accidents or incidents in the Premises, the Building, Common Areas or the Project which could give rise to a claim under any of the insurance policies required under this Section 8, except Worker's Compensation or Employer's Liability, unless Tenant has knowledge that a claim under such Worker's Compensation or Employer's Liability policy may result in a claim against Landlord.

      8.4 Indemnity. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (i) any default in the performance of any obligation on Tenant's part to be performed under the terns of this Lease; or (ii) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Building, the Common Area or other portions of the Project, except for claims caused solely by Landlord's, its employees', contractors' or agents' gross negligence or willful misconduct. The obligations of Tenant under this Section
8.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

      8.5 Exemption of Landlord from Liability. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property including, but not limited to, Tenant's fixtures, equipment, furniture and alterations or illness or injury to persons in, upon or about the Premises, the Building, the Common Area or other portions of the Project arising from any cause, and Tenant hereby expressly releases Landlord and waives all claims in respect thereof against Landlord, except only such claims are caused solely by Landlord's gross negligence or willful misconduct. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, or injury to or illness or death of Tenant or any Tenant Party or any other person in or about the Premises, the Building, the Common Area or the Project, whether such damage, illness or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, ventilation, plumbing, air conditioning or lighting fixtures, or from any other cause, and whether said damage, illness or injury results from conditions arising upon the Premises, upon other portions of the Building or from other sources or places, and regardless of whether the cause of such damage, illness or injury or the means of repairing the same is inaccessible to Tenant, except only damage, illness or injury caused solely by Landlord's, its employees', contractors' or agents' gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or neglect of any contractor or other tenant, if any, of the Building or the Project or Landlord's failure to enforce the terms of any agreements with parties other than Tenant.

      8.6 Landlord's Indemnity. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (collectively, "Liabilities"), but only to the extent of, Landlord's, its employees', contractors' or agents' grossly negligent acts or willful misconduct. Landlord's agreement to indemnify and hold Tenant harmless as provided above is not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) Liabilities incurred as a result of negligent acts or omissions or the willful misconduct of Landlord or those of its employees or agents.

9.    REPAIRS AND MAINTENANCE

      9.1 Tenant. Tenant, at Tenant's sole cost and expense, shall keep and maintain the Premises (interior and exterior, excluding roofing and painting), including, without limitation, loading docks, roll up doors and ramps, floors, subfloors and floor coverings, walls and wall coverings, doors, windows, glass, plate glass, locks, ceilings, skylights, lighting systems, interior plumbing, electrical and mechanical systems and wiring, appliances and devices using or containing refrigerants, fixtures and equipment in good repair and in a clean and safe condition, and repair and/or replace any and all of the foregoing in a clean and safe condition, in good order, condition and repair. Without limiting the foregoing, Tenant shall, at Tenant's sole expense, immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and repair any area damaged by Tenant, Tenant's agents, employees, invitees and visitors, including any damage caused by any roof penetration, whether or not such roof penetration was approved by Landlord. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord,
(c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building or the Project, and (e) in accordance with the Rules and Regulations and all Applicable Laws (as defined in Section 11). In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, which failure continues at the end of a reasonable period of time (but no longer than 30 days to commence repair) following Tenant's receipt of written notice from Landlord stating the nature of the failure, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the costs of maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repairs, as required by any Applicable Law, and shall use certified technicians to perform such maintenance and repairs, as so required. Tenant shall deliver full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises to Landlord within one hundred twenty (120) days after the Commencement Date.

      9.2 Landlord. Landlord shall, subject to the following limitations, repair damage to structural portions of the roof, foundation and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Building; provided, if such damage is caused by an act or omission of Tenant, or any Tenant Party, then such repairs shall be at Tenant's sole expense. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (ii) the installation, use or operation of Tenant's property, fixtures and equipment, (iii) the moving of Tenant's property in or out of the Building or in and about the Premises, (iv) Tenant's use or occupancy of the Premises in violation of Section 11 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant or any Tenant Party, (vi) fire and other casualty, except as provided by Section 13 of this Lease or (vii) condemnation, except as provided in Section 14 of this Lease. Landlord shall have no obligation to make repairs under this Section 9.2 until a reasonable time (but no longer than 30 days to commence repair) after receipt of written notice from Tenant of the need for such repairs. There shall be no abatement of Pent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises, the Building and/or the Common Area at the expense of Landlord under any Applicable Laws, including, without limitation, Sections 1941 and 1942 of the California Civil Code.

10.   ALTERATIONS

      10.1 Trade Fixtures; Alterations. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, the Building, the Common Area or the Project. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which request for consent shall be directed by Tenant to the specific attention of Don Little and Lisa Hooton, and which consent by Landlord shall not be unreasonably withheld or delayed but shall be conditioned upon Tenant's compliance with the provisions of Exhibit G and any other applicable requirements of Landlord regarding construction of improvements and alterations; provided, however, notwithstanding the contrary provisions of Exhibit G and this
Section 10, Tenant shall have the right, without Landlord's consent, to make any non-structural alteration or physical addition to the Premises which, for any single project or for any series of projects, does not cost more than Five Thousand Dollars ($5,000) during each twelve (12) month period during the Term of the Lease so long as (a) Tenant provides Landlord with ten (10) days prior written notice of the commencement of any such alteration and shall furnish to Landlord a copy of Tenant's proposed plans for such alteration, (b) such alteration does not affect the Building's electrical, mechanical or HVAC systems or any other structural part of the Building or the Premises, (c) the materials used by or for Tenant are of the same or better quality than those comprising the Premises at the time of the Lease and shall be performed in a workmanlike manner and in accordance with all applicable laws and regulations, and (d) upon completion of any such alteration, Tenant shall provide Landlord with a copy of Tenant's "as built" plans for such alteration. Except as expressly specified above, Tenant shall submit plans and specifications to Landlord with Tenant's request for approval and shall reimburse Landlord for all actual costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. If Landlord does not respond to a written request from Tenant within ten (10) business days, then Landlord shall be deemed to disapprove such request; provided, however, that such deemed disapproval by Landlord shall not prevent Tenant from resubmitting such request to Landlord (and to the specific attention of Don Little and Lisa Hooton). In the event that Tenant resubmits such request (after not receiving a response from Landlord to the first request), and Landlord does not respond to such second written request from Tenant within ten
(10) business days, Landlord shall be deemed to approve such request. In the event Tenant makes any alterations to the Premises that trigger or give rise to a requirement that the Building or the Premises come into compliance with any governmental laws, ordinances, statutes, orders and/or regulations (such as ADA requirements), Tenant shall be fully responsible for complying, at its sole cost and expense, with same. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of "as-built" drawings for any such work.

      10.2 Damage; Removal. Tenant shall repair all damage to the Premises, the Building, the Common Area or the Project caused by the installation or removal of Tenant's fixtures, equipment, furniture or alterations. Upon the termination of this Lease, Tenant shall remove any or all trade fixtures, alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to its condition existing prior to the construction of any such items; provided, however, Landlord has the absolute right to require Tenant to have all or any portion of such items, except movable trade fixtures, designated by Landlord to remain on the Premises, in which event they shall be and become the property of Landlord upon the termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever.

      10.3 Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within ten (10) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure.

      10.4 Standard of Work. All work to be performed by or for Tenant pursuant hereto shall be performed diligently and in a first class, workmanlike manner, and in compliance with all Applicable Laws, and/or Tenant and

Landlord's insurance carriers. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises and Landlord may require changes in the method or quality of the work.

11. USE. The Premises shall be used only for the Permitted Uses set forth in the Basic Lease Information and for no other uses. Tenant's use of the Premises shall be in compliance with and subject to all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA") as the same may be amended from time to time, all Environmental Laws (as defined in Section 12.1), and any CC&Rs or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof ("Applicable Laws"). Tenant shall be responsible for obtaining any permit, business license, or other permits or licenses required by any governmental agency permitting Tenant's use or occupancy of the Premises. In no event shall the Premises be used for any of the Prohibited Uses set forth on Exhibit E attached hereto. Tenant shall comply with the rules and regulations attached hereto as Exhibit F, together with such reasonable additional rules and regulations as Landlord may from time to time prescribe. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, or use or allow the Premises to lie used for any unlawful purpose. Tenant shall have the right in common with other tenants of Landlord to use the parking facilities of the Project. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord shall not be responsible for non-compliance by any other tenant or occupant of the Project with, or Landlord's failure to enforce, any of the rules or regulations or CC&Rs or any other terms or provisions of such tenant's or occupant's lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project.

12.   ENVIRONMENTAL MATTERS

      12.1 Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (individually, a "Tenant Party" and collectively, "Tenant's Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area or the Project, except (i) for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws and (ii) for such Hazardous Materials as are normally used in Tenant's business operations on the Premises, and then only in compliance with all Environmental Laws and provided such materials are disposed of off the Premises in a properly licensed disposal site. Tenant shall provide Landlord with a list of the Hazardous Materials used in Tenant's normal business operations at the Premises on the Commencement Date, and Tenant shall thereafter update said Hazardous Material list semi-annually, commencing with the first day of the sixth (6th) month following the Commencement Date. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi-solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency's "Refrigerant Recycling Rule," as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building, the Common Area or the Project. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than as expressly permitted above, in, on, under or about the Premises or the improvements or the soil or groundwater thereunder. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant's or any Tenant Party's occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after receipt of Landlord's bills therefor or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.

      12.2 Indemnification. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns (individually and collectively, "Indemnitees") (a) from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of the presence of Hazardous Materials caused by Tenant and/or Tenant's Parties and (b) from and against any and all actual costs of remediation, orders, penalties, fines, costs, liabilities, losses, administrative actions or other proceedings (collectively, a "Compliance Obligation") commenced by any governmental agency including, without limitation, the United States Environmental Protection Agency, arising at any time during or after the Term as a result of or in connection with Tenant's and/or Tenant's Parties' breach of any prohibition or provision contained in Paragraph 12.1 hereof. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

13.   DAMAGE AND DESTRUCTION

      13.1 Casualty. If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty (180) days, in each case after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed.

            13.1.1 Less Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed and provided that insurance proceeds are available to fully repair the damage, this Lease shall not terminate, and Landlord shall repair the Premises, commencing such repairs as soon as reasonable possible and thereafter prosecuting such repairs until completion, except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy. .

            13.1.2 Greater Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty
(180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, then Landlord shall have the option of: (a) terminating the Lease effective upon the occurrence of such damage, in which event the Base Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises, provided insurance proceeds are available to fully repair the damage, commencing such repairs as soon as reasonable possible and thereafter prosecuting such repairs until completion (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined) and Tenant has not re-occupied the Premises, Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred eighty (180) day period, and provided that such repairs have not been substantially completed within such ten (10) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.

            13.1.3 Greater Than 180 Days. If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Building or Premises which was damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Building or Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy.

            13.1.4 Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises or the Building shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Building or the Premises which was damaged or destroyed shall exceed $10,000, then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right, in its sole discretion, to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other right and option of Landlord under this Section 13.

      13.2 Tenant's Fault. If the Premises or any portion of the Building is damaged resulting from the negligence or breach of this Lease by Tenant or any of Tenant's Parties, Rent shall not be reduced during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds received by Landlord.

      13.3 Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord Tenant's Share of any deductible or retention amount payable under the property insurance for the Building. In the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord's estimated cost of such repairs not later than ten (10) days prior to Landlord's commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within fifteen (15) days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord's final payment to Landlord's contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, this Lease shall terminate automatically as of the date of the occurrence of the damage.

      13.4 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law, including without limitation any rights granted under Section 1932, subdivision 2, and Section 1933 of the California Civil Code.

14.   EMINENT DOMAIN

      14.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

      14.2 Partial Condemnation. If any portion of the Premises or the Building is Condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably determined by Landlord, Landlord shall have the option of either (i) relocating Tenant to comparable space within the Project or (ii) terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be adjusted as reasonably determined by Landlord.

      14.3 Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure and any successor statutes.

      14.1 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises,

15.   DEFAULT

      15.1 Events of ,Defaults. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":

            15.1.1 Vacation or abandonment of the Premises for a period of thirty (30) consecutive days;

            15.1.2 Failure to pay Rent on the date when due and the failure continuing for a period of five (5) days after such payment is due;

            15.1.3 Failure to perform. Tenant's covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within ten (10) days after written notice from Landlord and diligently and continuously prosecutes such cure to completion;

            15.1.4 The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold; Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; Tenant taking any action toward the dissolution or winding up of Tenant's affairs; the cessation or suspension of Tenant's use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

            15.1.5 The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease; or

            15.1.6 The occurrence of an Event of Default set forth in Section
15.1.4 or 15.1.5 with respect to any guarantor of this Lease, if applicable.

      15.2  Remedies

            15.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant (which notice may be the notice given under Section 15.1 above, if applicable, and which notice shall be in lieu of any notice required by California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

                   15.2.1.1 Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

                   15.2.1.2 Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by Applicable Law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase "worth, at the time of award," as used in (a) and
(b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            15.2.2 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 ("lessor" may continue the Lease in effect after "lessee's" breach and abandonment and recover Rent as it becomes due, if "lessee" has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Tenant's Share of Operating Expenses and Real Property Taxes; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Tenant's Share of Operating Expenses and Real Property Taxes under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 16 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent clue, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure. Landlord shall have no duty to relet the Premises so long as it has other unleased space available in the Project.

      15.3 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

16.   ASSIGNMENT AND SUBLETTING.

      16.1 Landlord's Consent. Tenant shall not assign, sublet or otherwise transfer, whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval, which request for approval shall be directed by Tenant to the specific attention of Don Little, Ralph Pickett and Lisa Hooton, and which shall not be unreasonably withheld or delayed; provided, however, Tenant agrees it shall be reasonable for Landlord to disapprove of a requested sublease or assignment, if, in Landlord's reasonable determination, the proposed subtenant or assignee does not have a tangible net worth (as determined in accordance with generally accepted accounting principles consistently applied) sufficient to permit the proposed subtenant or assignee to meet the obligations imposed on Tenant under this Lease, or if the proposed subtenant or assignee is currently a tenant in any other space leased by Landlord or if such proposed subtenant or assignee is in the process of negotiation with Landlord to lease other space owned or managed by Landlord. The merger of Tenant with any other entity or the transfer of any controlling or managing ownership or beneficial interest in Tenant, or the assignment of a substantial portion of the assets of Tenant, whether or not located at the Premises, shall constitute an assignment hereunder. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice thereof with copies of all related documents and agreements associated with the assignment or sublease, including without limitation, the financial statements of any proposed assignee or subtenant, thirty (30) days prior to the anticipated effective date of the assignment or sublease. Tenant shall pay Landlord's reasonable attorneys' fees incurred in the review of such documentation plus an administrative fee of Five Hundred Dollars ($500.00) for each proposed transfer. Landlord shall have a period of thirty (30) days following receipt of such notice and all related documents and agreements to notify Tenant in writing of Landlord's approval or disapproval of the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of such election, Landlord shall be deemed to have approved such assignment or subletting. This Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions hereof shall be void and shall constitute an Event of Default hereunder. If Tenant receives rent or other consideration for any such transfer in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the difference (deducting only those costs incurred by Tenant for leasing commissions and reasonable attorneys' fees incurred by Tenant and the costs for tenant improvements paid for by Tenant) between each such payment of rent or other consideration and the Rent required hereunder. Landlord may, without waiving any rights or remedies, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the preceding sentence. Such acceptance of Rent shall in no event be deemed to imply that Landlord is approving a subtenant or assignee which Landlord has not approved in writing pursuant to the requirements of this Section 16. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to the Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted transfer shall be effective until there has been delivered to Landlord a counterpart of the transfer instrument in which the transferee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the Premises and for the performance of all the terms and provisions of this Lease relating thereto arising on or after the date of the transfer.

      16.2 Permitted Assignments and Subleases. Notwithstanding the above, Tenant may, without the consent of, but with written notice to, Landlord, assign the Lease, or any part thereof, or sublease the Premises, in whole or in part, to any of the following (collectively, "Permitted Affiliates"): (i) any entity which has the power to direct Tenant's management and operation, or any entity whose management and operation is controlled by Tenant, or (ii) any entity a majority of whose voting interest is owned by Tenant; or (iii) any entity in which or with which Tenant, its successor or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation, so long as the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation; or (iv) any entity acquiring this Lease and all or substantially all of Tenant's assets; or (v) any successor to a successor becoming such by either of the methods described in subsections (iii) or (iv); or (vi) any entity (or member of a group of affiliated entities) which is acquiring Tenant's business services division or any other division of Tenant then occupying the Premises, provided, however, that in such event, Tenant shall notify Landlord in writing and the assignment or subletting shall not become effective until Tenant has provided Landlord with such resolutions and/or documentation evidencing the existence of, the authority of and the assumption of lease obligations by such assignee or subtenant.

      16.3 Assignment to Joint if Venture. Notwithstanding anything to the contrary set forth in this Section 16, Tenant may without the consent of, but with written notice to, Landlord, assign this Lease, or any part thereof, or sublease the Premises in whole or in part to a joint venture (the "Joint Venture") the two partners or owners of which are (a) Tenant or a subsidiary of Tenant and (b) a major national telecommunications company, or subsidiary of such company, provided that such entity has a credit rating equal to or better than Tenant's (as determined in the exercise of Landlord's reasonable discretion).

17.   ESTOPPEL, ATTORNMENT AND SUBORDINATION

      17.1 Estoppel. Within ten (10) business days after written request by Landlord. Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender), in the form attached hereto as Exhibit H, or in such other form as may be acceptable to the lender, which form may include some or all of the provisions contained in Exhibit H, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (c) no more than one month's Base Rent has been paid in advance. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will substantially, materially or adversely affect the rights of Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) business days after the receipt of Landlord's notice, execute and deliver to Landlord the tendered Lease supplement. If Tenant fails to deliver to Landlord either a written notice that such supplement will substantially, materially or adversely affect the rights of Tenant, or the tendered Lease supplement within ten (10) business days after receipt of Landlord's notice, Tenant shall be deemed to have given Landlord a power of attorney to execute such supplement on behalf of Tenant.

      17.2 Subordination. Subject to Tenant receiving a duly executed commercially reasonable nondisturbance and attornment agreement, this Lease shall be subject and subordinate to all ground leases, master leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including a Subordination, Nondisturbance and Attornment Agreement in the form required by the applicable lender, ground Lessor and/or master lessor.

      17.3 Attornment. Subject to the limitations specified in Section 17.2, Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such deed of trust. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such beneficiary or successor-in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such beneficiary where such consent is required under applicable loan documents.

18.   [INTENTIONALLY DELETED].

19.   MISCELLANEOUS

      19.1  General

            19.1.1 Entire Agreement. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein.

            19.1.2 Time of Essence. Time is of the essence of this Lease.


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            19.1.3 Attorneys' Fees. In any action or proceeding which either party brings against the other to enforce its rights hereunder, the nonprevailing party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees, which amounts shall be a part of the judgment in said action or proceeding.

            19.1.4 Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

            19.1.5 Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

            19.1.6 No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

            19.1.7 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 16, Tenant.

            19.1.8 Third Party Beneficiaries. Nothing herein is intended to create any third party benefit.

            19.1.9 Memorandum of Lease. Tenant shall not record this Lease or a short form memorandum hereof without Landlord's prior written consent which Landlord may withhold in its sole discretion.

            19.1.10 Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

            19.1.11 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

            19.1.12 Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

            19.1.13 Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation to provide a guard service or other security measures whatsoever. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

      19.2 Signs. All signs and graphics of every kind visible in or from public view or corridors, the Common Areas or the exterior of the Premises (whether located inside or outside of the Premises) shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

      19.3 Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.


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      19.4  Financial Statements. Tenant shall provide, and cause each
Guarantor, if applicable, to provide to any lender, purchaser or Landlord, within ten (10) days after request, a current, accurate, audited financial statement for Tenant and Tenant's business and financial statements for Tenant and Tenant's business for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied. Tenant shall also provide within said 10-day period such other financial information or tax returns as may be reasonably required by Landlord, purchaser or any lender of either.

      19.5 Limitation of Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, members, managers, directors, officers, shareholders, agents or employees of Landlord; and Tenant shall look solely to the Building for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder and the transferee of Landlord's interest shall assume all liabilities and obligations of Landlord hereunder from the date of such transfer.

      19.6 Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by facsimile, electronically confirmed, (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the first attempted delivery by the U.S. Postal Service, the courier or a recognized overnight delivery service, or upon receipt of the facsimile prior to 5 p.m. on any business day, or, if after 5 p.m., on the next business day.

      19.7 Brokerage Commission. Landlord shall pay a brokerage commission to Landlord's Broker specified in the Basic Lease Information in accordance with a separate agreement between Landlord and Landlord's Broker. Landlord shall have no further or separate obligation for payment of any commissions or fees to any other broker or finder. Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord's Broker and Tenant's Broker specified in the Basic Lease Information, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Any commissions or fees payable to Tenant's Broker with respect to this transaction shall be paid by Landlord's Broker, and Landlord shall have no obligation with respect thereto. Subject to the foregoing, Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real estate broker's commission, finder's fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord.

      19.8 Authorization. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that such execution is binding upon Tenant.

      19.9  Holding Over; Surrender

            19.9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord's option, constitute a month-to-month tenancy, at a rent equal to one hundred twenty-five percent (125%) of the Base Rent in effect immediately prior to such holding over for the first month of such holding over and thereafter at a rent equal to two hundred percent (200%) of the Base Rent in effect immediately prior to such holding over, and shall otherwise be on all the other terms and conditions of this Lease. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.


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            19.9.2 Surrender. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises broom clean, together with all keys, in good condition and repair, reasonable wear and tear excepted. Tenant shall patch and fill all holes within the Premises and all penetrations of the roof shall be resealed to a watertight condition. In no event may Tenant remove from the Premises any mechanical or electrical systems or any wiring or any other aspect of any systems within the Premises. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

      19.10 Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.

      19.11 Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

      19.12 Auctions. Tenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Landlord's prior written consent. Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

      19.13 Consents. Except as otherwise provided elsewhere in this Lease, Landlord's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees), incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Material, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. Landlord's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Event of Default or breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Event of Default or breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. Except as otherwise set forth herein, the failure to specify herein any particular condition to Landlord's consent shall not preclude the imposition by Landlord at the tinge of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

      19.14 Force Majeure. "Force Majeure" as used herein means delays resulting from causes beyond the reasonable control of the other party, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency laving jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

      19.15 Mortgagee Protection. Tenant agrees to give any holder of any mortgage or deed of trust secured by the Real Property, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such holder of a mortgage or deed of trust. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of any mortgage or deed of trust shall have an additional sixty (60) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any mortgage or deed of trust has commenced within such sixty (60) day period and is diligently


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pursuing the remedies or steps necessary to cure or correct such default).
Notwithstanding the foregoing, in no event shall any holder of any mortgage or deed of trust have any obligation to cure any default of the Landlord.

      19.16 Guarantors. The Guarantors, if any, shall each execute a guaranty in a form provided by Landlord. It shall constitute an Event of Default of the Tenant if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution and continued enforceability of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an estoppel certificate, or (d) written confirmation that the guaranty is still in effect as a valid binding obligation.

      19.17 Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the existence of certain Hazardous Materials. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the garage and parking areas of the Project. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain Hazardous Materials. The Building may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials. By its execution of this Lease, Tenant acknowledges that the notice set forth hereinabove shall constitute the notice required under California Health and Safety Code Section 25915.5.

        19.18 Year 2000 Compliance. Tenant represents and warrants that (i) Tenant has developed or is developing and has budgeted for a comprehensive program to address the "Year 2000 problem" (that is, the inability of some computers, as well as embedded microchips in non-computing devices, to properly perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999); and (ii) Tenant has implemented or will implement that program substantially in accordance with its timetable and budget, and reasonably anticipates that it will substantially avoid the Year 2000 problem as to all computers, as well as embedded microchips in non-computing devices that are material to Tenant's business, properties or operations.

      19.19 Parking. Tenant shall have the right, at no cost or expense to Tenant, to use in common with the other tenants of the Project the number of parking spaces designated for Tenant's use in the Basic Lease Information in the parking facilities of the Project throughout the term of this Lease. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Tenant further agrees that Landlord. shall not be responsible for enforcing any parking rights in the Project. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Project's parking facility and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project's parking facility. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.

      19.20 Addenda. The Addenda attached hereto, if any, and identified with this Lease are incorporated herein by this reference as if fully set forth herein.


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      IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

"Landlord"                              "Tenant"

CATELLUS DEVELOPMENT CORPORATION, a     DICON FIBEROPTICS, INC.
Delaware corporation                    a California corporation

By:  /s/ DON D. LITTLE                  By: HO-SHANG LEE
    ---------------------------------       ---------------------------------
Name: SENIOR VICE PRESIDENT             Name: Ho-Shang Lee Ph.D.
      -------------------------------         -------------------------------
Its: NORTHWEST INDUSTRIAL DEVELOPMENT   Its: President
     --------------------------------         --------------------------------

Date: 12/3/99                           Date: 12/3/99
      -------------------------------         -------------------------------

                                        By: DAVID POLINSKY
                                            ---------------------------------
                                        Name: David Polinsky Ph.D.
                                              -------------------------------
                                        Its: Vice-President
                                             --------------------------------

                                        Date: 12/3/99
                                              -------------------------------


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